For Immediate Release

SPORT SUPPLY ANNOUNCES
VOLUNTARY DISMISSAL OF LAWSUIT

DALLAS, TX. (December 20, 2007) – Sport Supply Group, Inc. fka Collegiate Pacific, Inc. (AMEX – RBI) today announced that Jeffrey S. Abraham, as Trustee of the Law Offices of Jeffrey S. Abraham Money Purchase Plan, dated December 31, 1999, f/b/o Jeffrey S. Abraham, voluntarily dismissed with prejudice, the complaint filed on September 21, 2006, in the Court of Chancery of the State of Delaware in and for New Castle County, C.A. No. 2435-VCS.

Commenting on the voluntary dismissal, Adam Blumenfeld, Chairman and CEO stated: “We are pleased to have this lawsuit voluntarily dismissed, with prejudice. This was the last complaint outstanding related to the business combination between Collegiate Pacific and Sport Supply Group and it is always nice to put such issues to rest.”

The plaintiff brought the action as a class action on behalf of all minority stockholders of the former Sport Supply Group, Inc. (“Old SSG”) in connection with the September 20, 2006 Agreement and Plan of Merger pursuant to which Collegiate Pacific acquired the remaining shares of the outstanding capital stock of Old SSG that Collegiate Pacific did not already own. The complaint was filed against Sport Supply Group, Inc. fka Collegiate Pacific, Old SSG and certain of their respective officers and directors. The plaintiff alleged, among other things, that the $8.80 cash price per share of Old SSG common stock paid to the minority stockholders in the merger was unfair in that the purchase price failed to take into account the value of Old SSG, its improved financial results and its value in comparison to similar companies. In addition, the plaintiff alleged that the directors of Old SSG breached their fiduciary duties of good faith and loyalty to the plaintiff and the other minority stockholders in the merger agreement negotiations. The plaintiff requested that the merger be enjoined or in the alternative, damages be awarded to the Old SSG minority stockholders. On January 31, 2007, the plaintiff amended his complaint and requested that the court certify plaintiff as the class representative of the proposed class and award plaintiff and the class compensating and/or rescissory damages. The plaintiff also sought the costs of bringing the action, including reasonable attorneys fees and experts’ fees.

About Sport Supply Group
Sport Supply Group Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, 160 direct sales professionals and a family of company-controlled websites.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, the ability to successfully complete integration related activities, actions and initiatives by current and potential competitors, and certain other additional factors described in the Company’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:
Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-8100

Source: Sport Supply Group, Inc.